                                                                    EXHIBIT 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.

Social Security numbers have nine digits separated by two hyphens: I.E. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: I.E. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------
                          GIVE THE
                          SOCIAL
FOR THIS TYPE OF          SECURITY
ACCOUNT:                  NUMBER OF--
--------------------------------------------------

1. An individual's        The individual
   account

2. Two or more            The actual owner of the
   individuals (joint     account or, if combined
   account)               funds, any one of the
                          individuals (1)

3. Husband and wife       The actual owner of the
   (joint account)        account or, if joint
                          funds, either
                          person (1)

4. Custodian account of   The minor (2)
   a minor (Uniform Gift
   to Minors Act)

5. Adult and minor        The adult or, if the
   (joint account)        minor is the only
                          contributor, the
                          minor (1)

6. Account in the name    The ward, minor, or
   of guardian or         incompetent person (3)
   committee for a
   designated ward,
   minor or incompetent
   person

7. (a) The usual          The grantor-trustee (1)
       revocable savings
       trust account
       (grantor is also
       trustee)

  (b) So-called trust     The actual owner (1)
      account that is
      not a legal or
      valid trust under
      State law

--------------------------------------------------

--------------------------------------------------
                          GIVE THE
                          SOCIAL
                          SECURITY
FOR THIS TYPE OF ACCOUNT: NUMBER OF--
--------------------------------------------------

 8. Sole proprietorship   The owner (4)
    account

 9. A valid trust,        The legal entity--(Do
    estate, or pension    not furnish the
    trust                 identifying number of
                          the personal
                          representative or
                          trustee unless the legal
                          entity itself is not
                          designated in the
                          account title.) (5)

10. Corporate account     The corporation

11. Religious,            The organization
    charitable, or
    educational
    organization account

12. Partnership           The partnership

13. Association, club,    The organization
    or other tax-exempt
    organization

14. A broker or           The broker or nominee
    registered nominee

15. Account with the      The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

--------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's Social Security Number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. You may also enter your business name. You may use your Social Security Number or Employer Identification Number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service or by calling 1
(800) TAX-FORM and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

       -         An organization exempt from tax under
                 Section 501(a), or an individual retirement plan.
       - The United States or any agency or instrumentality thereof.
       - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
       - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
       - An international organization or any agency, or instrumentality thereof.
       - Payees that may be exempt from backup withholding include:
       -         A corporation.
       -         A financial institution.
       - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
       -         A real estate investment trust.
       -         A common trust fund operated by a bank under
                 Section 584(a).
       - An exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1).
       - An entity registered at all times under the Investment Company Act of 1940.
       -         A foreign central bank of issue.
       - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate
                 Secretaries, Inc., Nominee List.
       - A futures commission merchant registered with the Commodity Futures Trading Commission.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

       - Payments to nonresident aliens subject to withholding under Section 1441.

       - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

       - Payments of patronage dividends where the amount received is not paid in money.

       -         Payments made by certain foreign organizations.

       -         Section 404(k) payments made by an ESOP.

    Payments of interest not generally subject to backup withholding include the following:

       - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct Taxpayer
                 Identification Number to the payer.

       - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

       - Payments described in Section 6049(b)(5) to non-resident aliens.

       -         Payments on tax-free covenant bonds under
                 Section 1451.

       -         Payments made by certain foreign organizations.

       -         Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045 and 6050A.

    PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.